UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2025

Tripadvisor, Inc.

(Exact name of Registrant as Specified in Its Charter)

Nevada	001-35362	80-0743202
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 1st Avenue Needham, MA 02494
(Address of Principal Executive Offices) (Zip Code)

(781) 800-5000

Registrant’s Telephone Number, Including Area Code

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TRIP	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introduction

On April 29, 2025 (the “Closing Date”), pursuant to the Agreement and Plan of Merger, dated as of December 18, 2024 (the “Merger Agreement”), entered into by and among Tripadvisor, Inc., a Delaware corporation (“TRIP”), Liberty TripAdvisor Holdings, Inc., a Delaware corporation (“LTRIP”) and Telluride Merger Sub Corp., a Delaware corporation (“Merger Sub”) and an indirect wholly-owned subsidiary of TRIP, Merger Sub merged with and into LTRIP (the “Merger”), with LTRIP surviving the Merger as the surviving corporation and an indirect, wholly-owned subsidiary of TRIP, and, immediately following the Merger, LTRIP (as the surviving corporation in the Merger) merged with and into TellurideSub LLC, a Delaware limited liability company and a direct wholly-owned subsidiary of TRIP (“ParentSub LLC”) (such merger, the “ParentSub LLC Merger” and, together with the Merger and the other transactions contemplated by the Merger Agreement, the “Transactions”), with ParentSub LLC surviving the ParentSub LLC Merger as the surviving company and a direct wholly-owned subsidiary of TRIP. Prior to giving effect to the Transactions, LTRIP had beneficial ownership of approximately 18.9% of TRIP’s outstanding common stock and approximately 55.2% of TRIP’s voting power. Capitalized terms used herein but not otherwise defined have the meanings set forth in the Merger Agreement.

The descriptions of the Transactions and Merger Agreement in this Current Report on Form 8-K do not purport to be complete and are subject to, and qualified in their entirety by reference to, the full text of the Merger Agreement, a copy of which is included as Exhibit 2.1 to TRIP’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on December 19, 2024 and is incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

On the Closing Date, in connection with the consummation of the Transactions and pursuant to the terms of the Merger Agreement, that certain Governance Agreement by and among TRIP, Liberty Interactive Corporation and Barry Diller, dated as of December 20, 2011 (as amended by the Assignment and Assumption of Governance Agreement, dated August 12, 2014) was terminated in accordance with its terms.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated herein by reference. At the effective time of the Merger (the “Effective Time”), pursuant to the Merger Agreement:

•	each share of Series A common stock, par value $0.01, of LTRIP (the “Series A Common Stock”) and Series B common stock, par value $0.01, of LTRIP (the “Series B Common Stock” and together with the Series A Common Stock, collectively, the “Common Shares” and each a “Common Share”) issued and outstanding immediately prior to the Effective Time (excluding any Common Shares (i) owned by TRIP or Merger Sub, (ii) owned by LTRIP as treasury stock and (iii) held by stockholders who (A) did not vote in favor of the Merger or consented to it in writing and (B) have properly demanded appraisal rights of such Common Shares in accordance with, and have complied in all respects with, Section 262 of the General Corporation Law of the State of Delaware in connection with the Merger (such stockholders, “Dissenting Stockholders”)), was converted into the right to receive from TRIP $0.2567 per Common Share in cash (the “Common Share Merger Consideration”), in each case, without interest;

•	all shares of 8% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share, of LTRIP (the “Series A Preferred Shares”) issued and outstanding immediately prior to the Effective Time (excluding any Series A Preferred Shares (i) owned by TRIP or Merger Sub and (ii) owned by LTRIP as treasury stock) were converted into the right to receive from TRIP, in the aggregate, (A) $42,471,000 in cash, without interest (the “Series A Preferred Share Cash Merger Consideration”) and (B) 3,037,959 validly issued, fully paid and non-assessable shares of common stock, par value $0.001, of TRIP (“TRIP Common Stock”) (the “Series A Preferred Share Equity Merger Consideration” and, together with the Series A Preferred Share Cash Merger Consideration, the “Series A Preferred Share Merger Consideration”); and

•	each stock option with respect to the Common Shares outstanding at the Effective Time terminated and was cancelled as of immediately prior to the Effective Time, without any consideration being payable in respect thereof, and has no further force or effect.

In addition, (i) each Common Share and each Series A Preferred Share (A) owned by TRIP or Merger Sub or (B) owned by LTRIP as treasury stock, in each case of the foregoing clauses (A) and (B), issued and outstanding as of immediately prior to the Effective Time, was cancelled without payment of any consideration therefor and has ceased to exist and (ii) each Common Share held by a Dissenting Stockholder has ceased to be outstanding, was cancelled without payment of any Common Share Merger Consideration therefor, and was automatically converted into the right to receive the fair value of such share as determined in accordance with the provisions of Section 262 of the General Corporation Law of the State of Delaware unless such holder fails to comply with the procedures described in Section 262 of the General Corporation Law of the State of Delaware or effectively withdraws or otherwise loses such holder’s rights to receive payment under Section 262 of the General Corporation Law of the State of Delaware, in which case they will receive the Common Share Merger Consideration, as applicable.

Item 5.01.	Change in Control of Registrant.

As a result of the Transactions, TRIP is no longer a “controlled company” within the meaning of the listing rules of the Nasdaq Stock Market LLC.

Item 7.01.	Regulation FD Disclosure.

On April 29, 2025, TRIP issued a press release announcing the closing of the Transactions pursuant to the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1.

The information set forth in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall they be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01.	Other Events.

Redomestication

On June 6, 2023, the stockholders of TRIP approved the redomestication of TRIP to the State of Nevada by conversion (“Redomestication”) and the adoption of the resolution of the TRIP board of directors approving the Redomestication. The Redomestication approved by TRIP’s stockholders at the 2023 Annual Meeting of Stockholders included approval of the proposed Articles of Incorporation (the “Nevada Articles”) and Bylaws (the “Nevada Bylaws”) of Tripadvisor, Inc. The Redomestication is described in TRIP’s definitive proxy statement on Schedule 14A filed with the SEC on April 26, 2023 (the “Proxy Statement”).

On April 29, 2025, TRIP effected the Redomestication and filed (i) a certificate of conversion with the Secretary of State of the State of Delaware, and (ii) articles of conversion and the Nevada Articles with the Secretary of State of the State of Nevada, pursuant to which the Redomestication became effective on April 29, 2025 at 4:15 p.m. Eastern Time (“Redomestication Effective Time”). In connection with the Redomestication, TRIP’s state of incorporation changed from the State of Delaware to the State of Nevada and the affairs of TRIP ceased to be governed by the General Corporation Law of the State of Delaware and became governed by the Nevada Revised Statutes. In addition, the Company is no longer governed by the Delaware Restated Certificate of Incorporation of Tripadvisor, Inc., dated as of December 20, 2011 and the Delaware General By-Laws Amended and Restated as of December 20, 2011, as amended, and is now governed by the Nevada Articles and Nevada Bylaws. the Nevada Articles and the Nevada Bylaws. The Redomestication did not result in any change in the business, jobs, management, properties, location of any of TRIP’s offices or facilities, number of employees, obligations, assets, liabilities, or net worth (other than as a result of the costs related to the Redomestication). The Redomestication did not materially affect any of TRIP’s material contracts with any third parties, and TRIP’s rights and obligations under those material contractual arrangements continue to be the rights and obligations of TRIP after the Redomestication.

At the Redomestication Effective Time, each outstanding share of Class A Common Stock, par value $0.001 per share, of the Delaware corporation (the “Delaware Corporation Common Stock”) automatically converted into one outstanding share of Class A common stock, par value $0.001 per share, of the Nevada corporation (the “Nevada Corporation Common Stock”). Following the Transactions, all Delaware Corporation Common Stock and Class B Common Stock previously held by LTRIP were retired and cancelled. Stockholders do not have to exchange their existing stock certificates for new stock certificates. At the Effective Time, each outstanding restricted stock unit, option, or right to acquire shares of Delaware Corporation Common Stock automatically became a restricted stock unit, option, or right to acquire an equal number of shares of Nevada Corporation Common Stock, as applicable, under the same terms and conditions. The Nevada Corporation Common Stock continues to be traded on the Nasdaq Global Select Market Composite under the symbol “TRIP.”

Copies of the Plan of Conversion, Nevada Articles, and Nevada Bylaws are filed as Exhibits 2.2, 3.1, and 3.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Exchangeable Debentures

On April 29, 2025, in connection with the Transactions, LTRIP, ParentSub LLC and U.S. Bank Trust Company, National Association (“U.S Bank”) entered into a supplemental indenture (the “Second Supplemental Indenture”) to the indenture, dated as of March 25, 2021, between LTRIP and U.S. Bank (the “Indenture”), providing for the issuance of the 0.50% Exchangeable Senior Debentures due 2051 (“Exchangeable Debentures”). The Second Supplemental Indenture provides for ParentSub LLC’s assumption of all of the obligations of LTRIP under the Exchangeable Debentures and the Indenture, including the due and punctual payment of any principal, unpaid interest or consideration due with respect to the Exchangeable Debentures. The aggregate principal amount of Exchangeable Debentures outstanding as of April 29, 2025 was approximately $4.1 million.

On April 29, 2025, ParentSub LLC caused notice to be issued to the holders of the Exchangeable Debentures regarding ParentSub LLC’s exercise of its option to redeem all of the outstanding Exchangeable Debentures on May 29, 2025.

Cautionary Note Regarding Forward-Looking Statements

Certain statements included in this Current Report on Form 8-K constitute “forward-looking statements” within the meaning of federal securities laws. These forward-looking statements are based on current expectations and assumptions that involve risks and uncertainties on information available to TRIP as of the date hereof. Known and unknown risks and uncertainties may cause actual results to differ materially from those expressed in such forward-looking statements. These statements include, but are not limited to, expectations regarding the use of proceeds. Additional information concerning important risks and uncertainties can be found in TRIP’s filings with the SEC. TRIP undertakes no obligation to update any forward-looking statements to reflect subsequent events or circumstances.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number	Description

2.1*	Agreement and Plan of Merger, dated as of December 18, 2024, by and among LTRIP, TRIP and Merger Sub (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by TRIP on December 19, 2024)
2.2	Plan of Conversion
3.1	Nevada Articles of Incorporation
3.2	Nevada Bylaws
99.1	Press Release of Tripadvisor, Inc. dated April 29, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Schedules and exhibits to this agreement have been omitted in accordance with Item 601(a)(5) of Regulation S-K. TRIP hereby undertakes to furnish supplemental copies of any of the omitted schedules or exhibits upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIPADVISOR, INC.

Date: April 29, 2025	By:	/s/ Seth J. Kalvert
Seth J. Kalvert
Chief Legal Officer and Secretary